Filed Pursuant to Rule 424(b)(3)
Registration Statement No.  333-140618

Prospectus Supplement No. 6
to Prospectus dated May 14, 2007

2,006,250 Shares of Common Stock

SOLOMON TECHNOLOGIES, INC.

We are supplementing the prospectus dated May 14, 2007, which originally covered up to 6,796,787   shares of our common stock, par value $0.001 per share, which may be offered for sale from time to time by the selling stockholders named in the prospectus. This prospectus supplement contains (i) our Current Report on Form 8-K dated January 14, 2008, which was filed with the Securities and Exchange Commission on January 31, 2008; (ii) our Current Report on Form 8-K dated February 1, 2008, which was filed with the Securities and Exchange Commission on February 4, 2008; (iii) our Current Report on Form 8-K dated February 6, 2008, which was filed with the Securities and Exchange Commission on February 7, 2008; (iv) our Current Report on Form 8-K dated February 6, 2008, which was filed with the Securities and Exchange Commission on February 12, 2008; (v) our Current Report on Form 8-K dated February 13, 2008, which was filed with the Securities and Exchange Commission on February 19, 2008; and (vi) our Current Report on Form 8-K dated February 29, 2008, which was filed with the Securities and Exchange Commission on March 6, 2008

This prospectus supplement supplements information contained in the prospectus dated May 14, 2007. This prospectus supplement should be read in conjunction with the prospectus dated May 14, 2007 and any amendments or supplements thereto, which are to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the prospectus, including any amendments or supplements thereto.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus dated May 14, 2007, including any amendments or supplements thereto.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THE PROSPECTUS DATED May 14, 2007.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved any of these securities or determined if this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is March 7, 2008.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2008

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1224 Mill St., Bldg. B
East Berlin, Connecticut 06023
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (860) 828-2060

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks described in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

Item 1.01.	Entry into a Material Definitive Agreement, and

Item 3.02.	Unregistered sales of Equity Securities.

Concerning the Company’s Variable Rate Self-Liquidating Senior Secured Convertible Debentures due April 17, 2009 (the “Debentures”), on January 25, 2008, the Company entered into an agreement with each of Nite Capital LP (“Nite”) and Cornix Management LLC (“Cornix”), two of the holders of Debentures. On January 28, 2008, the Company entered into an agreement with each of two other holders of Debentures, Double U Master Fund, L.P. (“Double U”) and Harborview Master Fund LP (together with Nite, Cornix, and Double U, the “Four Holders”).

Under each of the agreements, the Company agreed to issue to the Four Holders an aggregate of 813,306 shares (“Conversion Shares”) of common stock, par value $.001 per share (“Common Stock”), in partial satisfaction of the redemption payments due to the Four Holders on each of January 1, 2008 and February 1, 2008.

In connection with the Agreement with each of the Four Holders, the Company also agreed to true-up each of their February 1, 2008 redemption payments in accordance with the provisions of Section 6 of the Debentures by issuing an additional number of Conversion Shares equal to the difference between the number of Conversion Shares issued with respect to the February 1, 2008 redemption payment prior to February 15, 2008, and a number determined by dividing the aggregate unpaid principal and accrued interest of the February 1, 2008 redemption by 82.5% of the average of the daily volume weighted average price of the Company’s Common Stock for the 10 trading days ending on February 14, 2008.

To induce each of the Four Holders to enter into the Agreement, the Company agreed to issue to each of them an amount of restricted shares of Common Stock equal to 25,000 shares for each $1,000,000 in principal amount of Debentures, or fraction thereof, held by each of the Four Holders as of the date of the Agreement, or an aggregate of 21,116 restricted shares of Common Stock of the Company (the “Inducement Shares”).

On January 14, 2008, the Company issued (i) to David Long 75,914 restricted shares of Common Stock in payment for communications services provides to the Company; (ii) to Richard A. Fisher 130,880 restricted shares of Common Stock in payment for services provided as corporate counsel to the Company; (iii) to Midtown Partners & Co., LLC and its designees an aggregate of 210,000 restricted shares of Common Stock in payment for placement agent services provided to the Company; (iv) to Thomas Kell, a director of the Company, 80,000 restricted shares of Common Stock in payment for services provided to the Company as a member of the Company’s Environmental Committee and the Company’s Compensation Committee; and (v) to Kenneth Przysiecki, a director of the Company, 40,000 restricted shares of Common Stock in payment for services provided to the Company as a member of the Company’s Environmental Committee.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2008, the Company entered into a 2008 Employment Agreement and Plan with Gary M. Laskowski, a director of the Company. Under the agreement, Mr. Laskowski will be employed as non-executive Chairman of the Board of Directors of the Company and will advise the Company with respect to (i) strategic planning and acquisitions, (ii) funding of the Company’s operations and acquisitions, and (iii) the Company’s business and operations. The Company will compensate Mr. Laskowski at an annual rate of $150,000, payable in arrears in equal installments according to Company practice, in cash or common stock under the terms of the agreement. The Company will also pay Mr. Laskowski accrued compensation in the amount of $57,500, payable in biweekly amounts of $4,230 as provided under the terms of the agreement.

On January 15, 2008, the Company entered into a 2008 Employment Agreement and Plan with Michael A. D’Amelio, a director of the Company. Under the agreement, Mr. D’Amelio will be employed as Secretary of the Company and will advise the Company with respect to (i) strategic planning and acquisitions, (ii) funding of the Company’s operations and acquisitions, and (iii) the Company’s business and operations. The Company will compensate Mr. D’Amelio at an annual rate of $150,000, payable in arrears in equal installments according to Company practice, in cash or common stock under the terms of the agreement. The Company will also pay Mr. D’Amelio accrued compensation in the amount of $93,750, payable in biweekly amounts of $4,230 as provided under the terms of the agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC. (Registrant)

Dated: January 31, 2008	By:	/s/ Gary M. Laskowski
Gary M. Laskowski Principal Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2008

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1224 Mill St., Bldg. B
East Berlin, Connecticut 06023
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (860) 828-2060

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks described in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

Item 1.01.	Entry into a Material Definitive Agreement, and

Item 3.02.	Unregistered sales of Equity Securities.

On February 1, 2008, the Company entered into an agreement with Rockmore Investment Master Fund Ltd. (“Rockmore”), a holder of the Company’s Variable Rate Self-Liquidating Senior Secured Convertible Debentures due April 17, 2009 (the “Debentures”). On February 4, 2008, the Company entered into agreements with each of two other holders of Debentures, Alpha Capital Anstalt (“Alpha”) and BridgePointe Master Fund Ltd. (with Rockmore and Alpha, the “Three Holders”). Under each of the agreements, the Company agreed to issue to the Three Holders an aggregate of 1,553,103 shares (“Conversion Shares”) of common stock, par value $.001 per share (“Common Stock”), in partial satisfaction of redemption payments due to the Three Holders on January 1, 2008 and February 1, 2008.

In connection with each of the agreements, the Company also agreed to true-up each of the Three Holders’ February 1, 2008 redemption payments by issuing an additional number of Conversion Shares equal to the difference between the number of Conversion Shares issued with respect to the February 1, 2008 redemption payment prior to February 15, 2008, and a number determined by dividing the aggregate unpaid principal and accrued interest of the February 1, 2008 redemption by 82.5% of the average of the daily volume weighted average price of the Company’s Common Stock for the 10 trading days ending on February 14, 2008.

To induce the Three Holders to enter into the agreements, the Company agreed to issue to each of them an amount of restricted shares of Common Stock equal to 25,000 shares for each $1,000,000 in principal amount of Debentures, or fraction thereof, held by each of the Three Holders as of the date of their respective agreements, or an aggregate of 40,301 restricted shares of Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC. (Registrant)

Dated: February 4, 2008	By:	/s/ Gary M. Laskowski
Gary M. Laskowski Principal Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2008

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1224 Mill St., Bldg. B
East Berlin, Connecticut 06023
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (860) 828-2060

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks described in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

Item 1.01.	Entry into a Material Definitive Agreement, and

Item 3.02.	Unregistered Sales of Equity Securities.

On February 6, 2008, the Company entered into an agreement dated as of February 5, 2008 with Iroquois Master Fund Ltd. (“Iroquois”), a holder of the Company’s Variable Rate Self-Liquidating Senior Secured Convertible Debentures due April 17, 2009 (the “Debentures”). Under the agreement, the Company agreed to issue to Iroquois on February 7, 2008, in partial satisfaction of redemption payments due to Iroquois on January 1, 2008 and February 1, 2008 (the “January and February Redemption Payments”), shares (“Conversion Shares”) of common stock, par value $.001 per share (“Common Stock”). The number of Conversion Shares to be issued was calculated by dividing the dollar amount of the January and February Redemption Payments by 82.5% of the average of the daily volume weighted average price of the Company’s Common Stock for the 6 trading days ending on February 6, 2008. The number of Conversion Shares that will be issued on February 7, 2008 will not exceed 480,000 shares.

The Company also agreed to true-up Iroquois’s January and February Redemption Payments, if necessary, by issuing an additional number of Conversion Shares equal to the difference between the number of Conversion Shares issued on February 7, 2008 and a number determined by dividing the dollar amount of the January and February Redemption Payments by 82.5% of the average of the daily volume weighted average price of the Company’s Common Stock for the 6 trading days ending on February 14, 2008.

To induce Iroquois to enter into the agreement, the Company agreed to issue to it an additional 21,116 restricted shares of Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC. (Registrant)

Dated: February 6, 2008	By:	/s/ Gary M. Laskowski
Gary M. Laskowski Principal Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2008

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1224 Mill St., Bldg. B
East Berlin, Connecticut 06023
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (860) 828-2060

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks described in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

Item 1.01.	Entry into a Material Definitive Agreement

Between January 25, 2008 and February 6, 2008, S olomon Technologies, Inc. (the “Company”) entered into agreements (the “Agreements”) with certain holders of the Company’s Variable Rate Self-Liquidating Senior Secured Convertible Debentures due April 17, 2009 (the “Debentures”). On February 6, 2008, the Company obtained, through the Agreements, consent from the holders of at least 67% of its then outstanding Debentures to amend the terms of the registration rights agreement dated as of January 17, 2007, as amended on August 24, 2007 (the “Registration Rights Agreement”), between the Company and all of the holders of Debentures. As of February 6, 2008, the Registration Rights Agreement now provides that the definition of Registrable Securities shall not include any shares that can be sold by the holder thereof without volume or manner restrictions pursuant to Rule 144 or any successor rule under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC. (Registrant)

Dated: February 12, 2008	By:	/s/ Gary M. Laskowski
Gary M. Laskowski Principal Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2008

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1224 Mill St., Bldg. B
East Berlin, Connecticut 06023
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (860) 828-2060

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks described in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

Item 1.01.	Entry into a Material Definitive Agreement, and

Item 3.02.	Unregistered sales of Equity Securities.

On February 15, 2008, the Company entered into an Amendment and Waiver Agreement (“Agreement”) with each of Truk Opportunity Fund, LLC, Truk International Fund, LP and Shelter Island Opportunity Fund, LLC with respect to the Company’s Variable Rate Self-Liquidating Senior Secured Convertible Debentures due April 17, 2009 (the “Debentures”). Each Fund is a holder of Debentures. Under the agreement, the Company agreed to issue to the three Funds an aggregate of 1,077,791 shares (“Conversion Shares”) of common stock, par value $.001 per share (“Common Stock”), in satisfaction of the redemption payments due to the three Funds on February 1, 2008. To induce each of the Funds to enter into the Agreement, the Company also agreed to issue to them an aggregate of 350,000 restricted shares of Common Stock. The three Funds also agreed to extend the due date of the Debentures by one month and to defer the monthly redemptions for January and March 2008 until May 2009.

On February 15, 2008, the Company also issued an aggregate of 931,821 shares of Common Stock to true-up the February 1, 2008 redemption payments previously made for seven holders of Debentures in accordance with the provisions of Section 6 thereof.

On February 15, 2008, pursuant to notice previously given in accordance with the terms of the Debentures, the Company issued an aggregate of 2,464,776 shares of Common Stock to ten of the Debentures holders as pre-redemption payments for the monthly redemption of the Debentures due on March 1, 2008.

On February 14, 2008, the Company issued to Richard A. Fisher 53,944 restricted shares of Common Stock in payment for services provided as corporate counsel to the Company.

Item 8.01.	Other Events

On February 13, 2008, the Company elected not to pursue the acquisition of Unipower Corporation, a Florida-based manufacturer of power supplies and related equipment, and the letter of intent for this acquisition has expired.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC.
(Registrant)

Dated: February 19, 2008	By:	/s/ Gary M. Laskowski
Gary M. Laskowski
Principal Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2008

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Commerce Drive
Danbury, Connecticut 06810
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (203) 797-9586

(Former name or former address, if changed since last report)
1224 Mill St., Bldg. B
East Berlin, Connecticut 06023

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks described in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

Item 1.01.	Entry into a Material Definitive Agreement, and

Item 3.02.	Unregistered sales of Equity Securities.

On February 29, 2008, the Company entered into an Amendment Agreement (“Agreement”) with Harborview Master Fund L.P. (“Harborview”) as successor-in-interest to Nite Capital LP (“Nite”) with respect to the Company’s Variable Rate Self-Liquidating Senior Secured Convertible Debentures due April 17, 2009 (the “Debentures”). Harborview is a holder of Debentures. Under the Agreement, the Company and Harborview agreed to accelerate the maturity of such Debentures to February 29, 2008 and to issue to Harborview a total of 1,744,543 shares of common stock, par value $.001 per share (“Common Stock”) in full redemption of these Debentures, including all accrued interest.

On March 3, 2008, the Company entered into a second Amendment Agreement (“Second Agreement”) with Harborview with respect to the Company’s Debentures held by Harborview for its own account. Under the Second Agreement, the Company and Harborview agreed to accelerate the maturity of such Debentures to March 5, 2008 and to issue to Harborview a total of 1,746,469 shares of Common Stock in full redemption of these Debentures, including all accrued interest.

On March 3, 2008, the Company also issued an aggregate of 1,311,814 shares of Common Stock to true-up the March 1, 2008 redemption payments previously made for seven holders of Debentures in accordance with the provisions of Section 6 thereof.

On March 6, 2008, the Company issued to Richard A. Fisher 55,556 restricted shares of Common Stock in payment for services provided as corporate counsel to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC.
(Registrant)

Dated: March 6, 2008	By:	/s/ Gary M. Laskowski
Gary M. Laskowski
Principal Executive Officer